UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 18, 2016

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On February 18, 2016, RiceBran Technologies (the “Company,” “we” or “us”) filed a Certificate of Determination of Preferences and Rights of the Series F Preferred Stock of RiceBran Technologies (“Certificate of Determination”) with the Secretary of State of the State of California, establishing the Series F Preferred Stock in connection with the issuance of Series F Preferred Stock under the Securities Purchase Agreement dated February 17, 2016, previously disclosed in our Form 8-K filed with the SEC on February 17, 2016. The Certificate of Determination provides that the Series F Preferred Stock is non-voting and has a conversion into our common stock at the holder’s election at any time, at a cashless conversion price of $1.50 per share of common stock based on a Series F Preferred Stock price of $1,000, i.e. each share of Series F Preferred Stock can be converted into approximately six hundred sixty six and two thirds shares of common stock. The Series F Preferred Stock is only entitled to receive dividends if any are declared by Company, in which case the dividend will be paid (a) first an amount equal to $0.01 per share of Series F Preferred Stock (before any distributions or payments to junior securities), and (b) then (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock. Otherwise, the Series F Preferred Stock has no liquidation or other preferences over our common stock. Subject to limited exceptions, a holder of Series F Preferred Stock will not have the right to exercise any portion of its Series F Preferred Stock if the holder, together with its affiliates, would beneficially own over 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise (the “Shares’ Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to us, the holder may increase the Shares’ Beneficial Ownership Limitation, provided that in no event will the Shares’ Beneficial Ownership Limitation exceed 9.99%. The foregoing description of the rights, preferences and privileges of the Series F Preferred Stock is a summary, does not purport to be complete and is qualified in its entirety by the full text of the Certificate of Determination, which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change Fiscal Year.

See Item 3.03 above, which disclosures are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit
No.	Description

3.1	Certificate of Determination of Preferences and Rights of Series F Convertible Preferred Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: February 23, 2016	By:	/s/ J. Dale Belt
Jerry Dale Belt
Chief Financial Officer
(Duly Authorized Officer)